EXHIBIT 2
                       FORM FACE OF RIGHT CERTIFICATE


Certificate No._________________                 ___________________Rights


NOT EXERCISABLE AFTER DECEMBER 7, 2007 OR EARLIER IF NOTICE OF REDEMPTION OR EXCHANGE IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT OR EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]

(The portion of the legend in brackets shall be inserted only as applicable.)


                              RIGHT CERTIFICATE

                           PRESIDENT CASINOS, INC.

  This certifies that _____________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 20, 1997 (the "Rights Agreement"), between President Casinos, Inc., a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (St. Louis time) on December 7, 2007 (the "Final Expiration Date") at the principal office of the Rights Agent, or its successor as Rights Agent, one one-hundredth of a fully paid, nonassessable share of the Series A Junior Participating Preferred Stock, $0.01 par value ("Preferred Stock"), of the Company, at a purchase price of $_________ per one one-hundredth of a share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase on the reverse side hereof duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise of each Right) and the Purchase Price set forth above, are the number and Purchase Price as of __________________,______, based on the shares of Preferred Stock of the Company as constituted at such date.

  As provided in the Rights Agreement, the Purchase Price and the number of shares of Preferred Stock which may be purchased upon the exercise of each of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

  This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are
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hereby incorporated herein by reference and made a part hereof and to which
Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

  This Right Certificate, with or without other Right Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Preferred Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase.
If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

  Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.001 per Right prior to the earlier of (i) the time that any Person becomes an Acquiring Person (as defined in the Rights Agreement) or (ii) the Final Expiration Date. Under certain terms and conditions, the Rights may also be redeemed following the time that any person becomes an Acquiring Person but prior to the Final Expiration Date, as more fully described in the Rights Agreement. In addition, subject to the provisions of the Rights Agreement, the Rights may be exchanged at the option of the Company at any time after any person becomes an Acquiring Person at an initial exchange ratio of one share of Common Stock (or one one-hundredth of a share of Preferred Stock) for each Right exchanged.

  No fractional shares of Preferred Stock will be issued upon the exercise of any Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts). In lieu of fractions of a share that are not integral multiples of one-hundredth of a share of Preferred Stock, a cash payment will be made, as provided in the Rights Agreement.

  No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Preferred Stock, Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right
 Certificate shall have been exercised as provided in the Rights Agreement.

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

  This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

  WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of _________________,______.



Attest                                      PRESIDENT CASINOS, INC.

By________________________________          By________________________________
  Name:                                       Name:
  Title:                                      Title:



Countersigned:


  ________________________________


By________________________________
  Name:
  Title:

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
                 [Form of Reverse Side of Right Certificate]

                              FORM OF ASSIGNMENT
                             ____________________

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)


  FOR VALUE RECEIVED ___________________________________ hereby sells, assigns and transfers unto: __________________________________________________________
______________________________________________________________________________

                (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________________ Attorney to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:_________________,______


                                       _______________________________________
                                       Signature

                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of this Right Certificate)



Signature Guaranteed:_________________________


  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

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

                                 CERTIFICATE
                                _____________


  The undersigned hereby certifies by checking the appropriate boxes that:

  (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was, or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated: _________________,______

                                       _______________________________________
                                       Signature

                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of this Right Certificate)

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

                         FORM OF ELECTION TO PURCHASE
                        ______________________________

                     (To be executed if holder desires to
                        exercise the Right Certificate)

To ChaseMellon Shareholder Services, L.L.C.:

  The undersigned hereby irrevocably elects to exercise _______________ Rights represented by this Right Certificate to purchase the shares of Preferred Stock (or other securities) issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

          Name:                 ___________________________
          Address:              ___________________________
                                ___________________________


          Social Security or
          Taxpayer I.D. No.:    ___________________________


If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of an delivered to:

          Name:                 ___________________________
          Address:              ___________________________
                                ___________________________

          Social Security or
          Taxpayer I.D. No.:    ___________________________

Dated: _________________,______

                                       _______________________________________
                                       Signature

                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of this Right Certificate)


Signature Guaranteed:

  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

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
                                 CERTIFICATE
                                _____________

  The undersigned hereby certifies by checking the appropriate boxes that:

  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

  (2) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

  (3) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: _________________,______

                                       ______________________________________
                                       Signature

                                       (Signature must conform in all respects
                                       to name of holder as specified on the
                                       face of this Right Certificate)


                                    NOTICE
                                   ________

  The signature in the foregoing Forms of Assignment and Election to Purchase must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

  In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

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